UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014 (May 8, 2014)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2014, Ryman Hospitality Properties, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 50,754,063 shares of the Company’s common stock outstanding and entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Holders of 45,815,797 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting:

MANAGEMENT PROPOSALS:

1. Election to the Company’s Board of Directors of the following eight director nominees:

	For	Against	Abstain	Broker Non-Votes
Michael J. Bender	41,519,745	503,786	115,481	3,676,785
E.K. Gaylord II	40,956,885	1,074,964	107,163	3,676,785
Ralph Horn	41,949,332	82,059	107,621	3,676,785
Ellen Levine	41,966,075	66,773	106,164	3,676,785
Robert S. Prather, Jr.	41,508,334	517,523	113,155	3,676,785
Colin V. Reed	41,917,925	113,591	107,496	3,676,785
Michael D. Rose	41,513,120	514,368	111,524	3,676,785
Michael I. Roth	41,500,995	526,458	111,559	3,676,785

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s 2014 proxy statement (i.e., “say-on-pay”):

For	Against	Abstentions	Broker Non-Votes
36,998,091	1,279,600	3,861,321	3,676,785

3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year:

For	Against	Abstentions
44,852,588	848,190	115,019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: May 13, 2014	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Senior Vice President, General Counsel and Secretary